Exhibit 10.01(b)

PARTICIPANT AWARD AGREEMENT

[Date]

[Name]

[Address]

[City, State and Zip Code]

Dear [Name] :

Pursuant to the terms and conditions of the Company’s 1999 Long-Term Incentive Plan (the “Plan”), the Compensation Committee of the Board of Directors of Equitable Resources, Inc. granted you a Restricted Stock Award (the “Award”) for shares of the Company’s common stock as outlined below.

Shares Granted:

Grant Date:

Vesting Schedule:

The employee shall be entitled to vote the restricted shares, and dividends issued with respect to such shares shall be invested in additional shares of common stock and added to the original shares, subject to the same restrictions as the shares originally awarded.

In the event of a change of control as defined in the Plan, all shares, including reinvested dividend shares, will immediately vest without restriction.  In the event of termination of employment for any reason prior to [day prior to 100% vesting], including retirement, all unvested restricted shares, including reinvested dividend shares, shall be forfeited, except that, if termination is involuntary and without fault on the part of the employee (including termination resulting from death or disability as defined in Sec. 409A(a)(2)(C) of the Internal Revenue Code), the shares will vest as follows (including a proportional amount of reinvested dividend shares):

Termination Date	Percent Vested
[prior to first anniversary of grant]
[prior to second anniversary of grant]
[prior to third anniversary of grant]

The employee may satisfy tax withholding obligations with respect to his award by directing the company to (i) withhold that number of shares that would otherwise be issued upon vesting to satisfy the minimum required statutory tax withholding obligations, and (ii) accept delivery of previously owned shares to satisfy such tax withholding obligations; provided, that if such withholding is in excess of the minimum statutory rate, such shares must have been held by the employee for at least six months.

Johanna G. O’Loughlin
For the Compensation Committee

By my signature below, I hereby acknowledge receipt of this Award granted on the date shown above, which has been issued to me under the terms and conditions of the Plan.  I further acknowledge receipt of the copy of the Plan and agree to conform to all of the terms and conditions of the Award and the Plan.

Signature:	Date: